EXHIBIT 2.2


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                          REGISTRATION RIGHTS AGREEMENT


                                      among


                     TRANSPORT CORPORATION OF AMERICA, INC.,

                                       and

                          THE SHAREHOLDERS NAMED HEREIN

                           ---------------------------

                              Dated: June 30, 1998

                          ----------------------------




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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


1.   Definitions...............................................................1

2.   General: Securities Subject to this Agreement.............................2

3.   Demand Registration.......................................................3
     (a)      Request for Demand Registration..................................3
     (b)      Demand Registration Participation Rights.........................3
     (c)      Effective Demand Registration....................................4
     (d)      Expenses.........................................................4
     (e)      Underwriting.....................................................4
     (f)      Prior Registration Rights under the Conversion Agreement.........5

4.   Incidental or "Piggy-Back" Registration...................................6
     (a)      Request for Incidental Registration..............................6
     (b)      Expenses.........................................................6
     (c)      Prior Registration Rights Under the Conversion Agreement.........7

5.   Holdback Agreements.......................................................7
     (a)      Restrictions on Public Sale by Designated Holders................7
     (b)      Restrictions on Public Sale by the Company.......................7

6.   Registration Procedures...................................................7
     (a)      Obligations of the Company.......................................7
     (b)      Obligations of the Designated Holders............................9
     (c)      Notice to Discontinue............................................9

7.   Indemnification; Contribution............................................10
     (a)      Indemnification by the Company..................................10
     (b)      Indemnification by Designated Holders...........................10
     (c)      Conduct of Indemnification Proceedings..........................10
     (d)      Contribution....................................................11
     (e)      Limitations on Indemnification and Contribution.................12

8.   Rule 144.................................................................12

9.   Miscellaneous............................................................12
     (a)      Holder of Registrable Securities................................12

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     (b)      Amendments and Waivers..........................................12
     (c)      Notices.........................................................12
     (d)      Successors and Assigns, Third Party Beneficiaries...............13
     (e)      Counterparts....................................................13
     (f)      Headings........................................................14
     (g)      Governing Law...................................................14
     (h)      Severability....................................................14
     (i)      Entire Agreement................................................14


Schedule 1:   North Star Shareholders

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                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated June 30, 1998 (this "Agreement"), by and among Transport Corporation of America, Inc, a Minnesota corporation (the "Company"), and the shareholders listed on Schedule 1 hereto (individually, a "Shareholder" and collectively, the "Shareholders").

         This Agreement is made in connection with the Stock Purchase Agreement, dated as of May 20, 1998, by and among the Company, North Star Transport, Inc., a Minnesota corporation ("North Star"), and the Shareholders (the "Purchase Agreement"), pursuant to which the Company will acquire all of the outstanding capital stock of North Star and the Shareholders will receive Common Stock of the Company as a portion of the consideration for their North Star shares. In order to induce North Star and the Shareholders to enter into the Purchase Agreement, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premise, mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement the following capitalized terms have the meanings stated below, which shall be applicable equally to the singular and plural forms of the terms so defined. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings provided in the Purchase Agreement.

         "Common Stock" means the Common Shares, par value $.01 per share, of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

         "Company" has the meaning assigned to such term in the recital to this Agreement.

         "Conversion Agreement" means that certain Preferred Stock Conversion Agreement by and among the Company and the investors named therein, dated March 24, 1992.

         "Demand Registration" has the meaning set forth in Section 3(a) of this Agreement.

         "Designated Holder" means any Person or Persons to whom Registrable Securities were originally issued or, subject to Section 9(d), Permitted Transferees who hold Registrable Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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         "Incidental Registration" has the meaning set forth in Section 4(a) of this Agreement.

         "Indemnified Party" has the meaning set forth in Section 7(c) of this Agreement.

         "Indemnifying Party" has the meaning set forth in Section 7(c) of this Agreement.

         "Initiating Holder" has the meaning set forth in Section 3(a) of this Agreement.

         "Permitted Transferee" has the meaning set forth in Section 9(d) of this Agreement.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Purchase Agreement" has the meaning assigned to such term in the recital to this Agreement.

         "Registrable Securities" means each of the following: (a) any and all shares of Common Stock issued by the Company pursuant to the Purchase Agreement and (b) any shares of Common Stock issued or issuable with respect to shares of Common Stock referred to in clause (a) as a result of a stock dividend, stock split, combination, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Registration Statement" means a registration statement filed pursuant to the Securities Act.

         "SEC" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         2. General: Securities Subject to this Agreement.

                  (a) The Company hereby grants registration rights to the Shareholders upon the terms and conditions set forth in this Agreement.

                  (b) For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of Registrable Securities proposed to be sold by a Designated Holder in a single sale, in the opinion

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of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, may be distributed to the public without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement, or (iv) the Registrable Securities are, transferred, sold or distributed to a Person that is not a Permitted Transferee.

         3. Demand Registration.

                  (a) Request for Demand Registration. At any time after the Closing Date until the fifth (5th) anniversary of the Closing Date, any holder or holders of greater than twenty-five percent (25%) of the outstanding Registrable Securities (the "Initiating Holder(s)") may make a written request to the Company to register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor form thereto) and under the securities or "blue sky" laws of any jurisdiction designated by such holder or holders (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect more than two (2) Demand Registrations pursuant to this
Section 3. If at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Company is engaged in, or has fixed plans to engage in within ninety (90) days of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the serious detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of six (6) months from the effective date of such offering or the date of completion of such other activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period. In addition, the Company shall not be required to effect any registration within ninety (90) days after the effective date of any other Registration Statement of the Company. Each request for a Demand Registration by the Initiating Holder(s) shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered.

                  (b) Demand Registration Participation Rights.

                      (i) Each of the Designated Holders may participate in any Demand Registration pursuant to this Section 3. Within ten (10) days after the date of the request for a Demand Registration from the Initiating Holder(s) to the Company, the Company shall give written notice thereof to all of the Designated Holders (other than the Initiating Holder(s)), with a copy of the same sent to the Initiating Holder(s).

                      (ii) The Company shall include in the Demand Registration all of the Registrable Securities held by those Designated Holders from whom the Company has received a

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written request for inclusion therein within twenty (20) days of the date of the written notice referred to clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered and the intended method of disposition thereof; and

                      (iii) The failure of any Designated Holder to respond within such 20- day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights to participate in the offering which is the subject of the notice under this Section 3, provided that any Designated Holder may waive its rights under this Section 3 with respect to such offering prior to the expiration of such 20-day period by giving written notice to the Company, with a copy to the Initiating Holder(s).

                  (c) Effective Demand Registration. The Company shall use its best efforts to cause any Demand Registration to become and remain effective as soon as practicable, but in any event not later than 120 days after it receives a request under Section 3(a) hereof. At the request of the Initiating Holder(s), the Demand Registration shall be a "Shelf" Registration under Rule 415 promulgated pursuant to the Securities Act. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 180 days. Except as may be required by Section 6(c), the Company shall not be required to maintain the effectiveness of a Registration Statement under this Section 3 for more than 180 days.

                  (d) Expenses. All fees, costs and expenses incurred by the Company in connection with any Demand Registration pursuant to this Section 3, including without limitation, all registration, filing and qualification fees, printing expenses, accounting fees, and fees and disbursements of counsel for the Company shall be born by the holders of Registrable Securities participating in the registration whether or not such registration becomes effective. If any holder of registrable securities under the Conversion Agreement (the "Conversion Agreement Holders") participates in the Demand Registration pursuant to Section 3(f) hereof, the Company's obligations with respect to the payment of expenses to the Conversion Agreement Holders shall be governed by the Conversion Agreement. In such case and with respect to expenses that inure to the benefit of both the holders of Registrable Securities and the Conversion Agreement Holders, such as printing, registration and accounting fees (the "Shared Expenses"), the holders of Registrable Securities shall only be obligated to pay their pro rata share of such expenses, calculated by multiplying the total amount of the Shared Expenses by a fraction, the numerator of which equals the aggregate number of Registrable Securities included in such registration and the denominator of which is the aggregate number of all securities included in such registration.

                  (e) Underwriting. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders to which the requested Demand Registration relates so elect and notify the Company of such election as part of their request

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made pursuant to Section 3(a), the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be selected by the Company and concurred in by the Initiating Holder(s), whose concurrence shall not be unreasonably withheld, delayed or conditioned.(the "Approved Underwriter"). In connection with any Demand Registration under this Section 3 involving an underwriting, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwriting unless such Designated Holder accepts the terms of the underwriting as agreed upon by the Company, the Initiating Holders and the Approved Underwriter. The Company shall (together with all holders of Registrable Securities proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the Approved Underwriter, provided that such underwriting agreement shall not provide for indemnification or contribution obligations of the Company toward the holders of Registrable Securities greater than as set forth in Section 7(a). Notwithstanding any other provision of this Section 3, if the Approved Underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten or that the inclusion of all Registrable Securities requested to be included in the Demand Registration would materially adversely affect the offering, the Company shall so advise all holders of Registrable Securities proposed to be sold in the offering, and the number of shares of Registrable Securities that may be included in the Demand Registration and underwriting shall be limited to the number advised by the Approved Underwriters and shall be allocated among all holders of Registrable Securities proposed to be included therein (and, if participating in the Demand Registration, Conversion Agreement Holders) in proportion, as nearly as practicable, to the respective amounts of such securities held by such holders. In the event that such allocation causes the holders of Registrable Securities desiring to participate in such distribution to be able to include less than 75% of the Registrable Securities proposed to be included in such offering, such offering will not be counted for purposes of the limitation on the number of offerings under Section 3(a) above. If any Designated Holder disapproves of the terms of the underwriting, such holder may elect to withdraw therefrom by written notice to the Company, the Approved Underwriter and the Initiating Holders but the offering shall be counted for purposes of the limitation of offerings under Section 3(a). Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

                  (f) Prior Registration Rights under the Conversion Agreement. All holders of registrable securities under the Conversion Agreement shall have the right to participate in any Demand Registration under this Section 3 on a pro rata basis with all Designated Holders (including the Initiating Holders) in accordance with the terms of the Conversion Agreement; provided, however, that if the participation of the holders of registrable securities under the Conversion Agreement causes the holders of Registrable Securities desiring to participate in a Demand Registration under this Section 3 to be able to include less than 75% of the Registrable

Securities proposed to be included in such offering, such offering will not be counted for purposes of the limitation on the number of offerings under Section 3(a) above.


         4. Incidental or "Piggy-Back" Registration.

                  (a) Request for Incidental Registration. At any time after the Closing Date until the fifth (5th) anniversary of the Closing Date, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor form thereto or any other similarly inapplicable form), then the Company shall give written notice of such proposed filing to each Designated Holder at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer the Designated Holder the opportunity to register the number of Registrable Securities as each such holder may request (an "Incidental Registration"). The Company shall permit each Designated Holder who has requested in writing twenty (20) days of the date of the notice provided for in the preceding sentence to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any Incidental Registration under this
Section 4(a) involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriter, and then only in such quantity as will not, in the opinion of the underwriter, jeopardize the success of the offering by the Company. If in the opinion of the underwriter marketing factors require a limitation of the number of shares of Registrable Securities to be underwritten or the registration of all or part of the Registrable Securities which the holders have requested to be included would materially adversely affect such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the underwriter believes may be sold without causing such adverse effect, (i) first, all of the securities to be offered for the account of the Company; and (ii) second, all of the Registrable Securities to be offered pursuant to this Section 4 and any other securities of the Company having incidental or "piggy-back" rights to participate in the registration which rights have been exercised. In the event not all of the securities described in (ii) above can, in the opinion of the underwriter, be included in such registration, the number to be so included shall be limited to the number of shares in proportion, as nearly as practicable, to the respective amounts of securities held by such holders.

                  (b) Expenses. The Company shall bear all reasonable expenses (other than underwriting discounts and commissions with respect to the Registrable Securities) incurred in connection with any Incidental Registration pursuant to this Section 4, including without limitation, all registration, filing and qualification fees, printing expenses, accounting fees, and fees and disbursements of counsel for the Company whether or not such Incidental Registration becomes effective; provided, however, that each holder of Registrable Securities participating in the Incidental Registration shall bear the costs of its own legal counsel and any applicable qualification or "blue sky" fees in states in which the Company is not selling its securities.

                  (c) Prior Registration Rights Under the Conversion Agreement. The Incidental Registration rights under this Section 4 shall not apply to any registration by the Company undertaken pursuant to Section 6.2 of the Conversion Agreement.

         5. Holdback Agreements.

                  (a) Restrictions on Public Sale by Designated Holders. Each of the Designated Holders agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities or of any other securities of the Company held by the Designated Holder, including a sale pursuant to Rule 144 under the Securities Act, during the 90-day period beginning on the effective date of such Registration Statement (except as part of such registration).

                  (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to such registration or registrations on Form S-4 or S-8 or any successor form thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) 90 days after the effective date of such Registration Statement.

         6. Registration Procedures.

                  (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 or Section 4 of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as soon as practicable, and in connection with any such request, the Company shall:

                      (i) use its best efforts to prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become effective;

                      (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                      (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                      (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for 180 days or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                      (v) notify each seller of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall use its best efforts to promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                      (vi) notify each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent or remove the entry of such stop order;

                      (vii) if such sale is pursuant to an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the underwriter reasonably requests;

                      (viii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied; and

                      (ix) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

                  (b) Obligations of the Designated Holders.

                      (i) In connection with any registration in which a Designated Holder is participating pursuant to Section 3 or Section 4 hereof, each such Designated Holder shall furnish to the Company such information with respect to such Designated Holder and the proposed method of distribution as the Company may reasonably request or as may be required by law for use in connection with the Registration Statement or prospectus;

                      (ii) Each Designated Holder participating in a Demand Registration or an Incidental Registration shall notify the Company in writing of the happening of any event of which the Designated Holder has knowledge, as a result of which the prospectus included in the Registration Statement as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

                      (iii) Each Designated Holder participating in a Demand Registration or an Incidental Registration shall cooperate with the Company and each underwriter participating in the disposition of the Registrable Securities and their respective counsel in connection with the registration.

                  (c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(v) or 6(a)(vi), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(v), or until removal of the stop order, and, if so directed by the Company, such Designated Holder shall deliver to the Company all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(ii)) by the number of days during the period from and including the date of the giving of notice pursuant to this section to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(v) or the date on which the stop order was lifted, as applicable; provided, however, that the Company shall not be obligated to extend the period if the events described in Sections 6(a)(v) or 6(a)(vi) resulted from or were caused by an act or omission of a Designated Holder or the breach by a Designated Holder of any provision of this Agreement.

         7. Indemnification; Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Designated Holder, its officers, directors, trustees, partners, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Designated Holder furnished to the Company by such Designated Holder for use therein.

                  (b) Indemnification by Designated Holders. Each Designated Holder, severally and not jointly, agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Securities Act and the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading as the same are caused by or contained in any information concerning such Designated Holder furnished to the Company by such Designated Holder for use therein.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations hereunder, but only to the extent that such failure results in actual detriment to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party in its reasonable judgment or
(iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

                  (d) Contribution. If the indemnification provided for in this
Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), 7(b) and 7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

                  (e) Limitations on Indemnification and Contribution. The aggregate liability of each Designated Holder under this Section 7 shall be limited to an amount equal to the gross proceeds received by such Designated Holder in connection with the sale of Registrable Securities giving rise to a claim for indemnification or contribution hereunder.

         8. Rule 144. The Company covenants that it shall file (a) any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the SEC.

         9. Miscellaneous.

                  (a) Holder of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person beneficially owns of record such Registrable Securities and is either a Shareholder or a Permitted Transferee. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities who is also either a Shareholder or a Permitted Transferee.

                  (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and the holders of greater than 60% of the Registrable Securities (after giving effect to any adjustments). Any such written consent shall be binding upon the Company and all of the Designated Holders.

                  (c) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, facsimile transmission, courier overnight mail or personal delivery, to the parties at the addresses or facsimile numbers set forth below:

                      (i)  if to the Company:

                           Transport Corporation of America, Inc.
                           1769 Yankee Doodle Road
                           Eagan, MN 55121
                           Facsimile: (612) 686-2565
                           Attention: Robert J. Meyers
                           with a copy to:

                           Lindquist & Vennum P.L.L.P.
                           4200 IDS Center
                           80 South Eighth Street
                           Minneapolis, Minnesota 55402
                           Facsimile: (612) 371-3207
                           Attention: John R. Houston, Esq.

                      (ii) if to any Designated Holder, at its address as it
                           appears on the record books of the Company with a copy to:

                           Moss & Barnett, a Professional Association
                           4800 Norwest Center
                           90 South Seventh Street
                           Minneapolis, Minnesota 55402
                           Facsimile: (612)339-6686
                           Attention: Mitchell H. Cox, Esq.

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile transmission.

                  (d) Successors and Assigns, Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The rights and obligations of the Designated Holders contained in this Agreement shall be, with respect to any Registrable Security, transferred by such Designated Holder only to a Person who is a Permitted Transferee of such Designated Holder. No Person other than the parties hereto and, with respect to the Company, its successors and assigns, and , with respect to the Shareholders, their Permitted Transferees, is intended to be a beneficiary of any of the rights granted hereunder. A "Permitted Transferee" shall mean a Person to which any Registrable Security is transferred by a Shareholder, provided, however, that such transferee is (i) one of the Shareholders, (ii) the spouse or sibling or a member of the Shareholder's immediate family, (iii) a trust established for the benefit of any person identified in clauses (i) or (ii), (iv) the estate of any person or entity described in clauses (i) or (ii), or (v) any entity controlled or under common control with any one or more of the persons and/or entities described in clauses
(i), (ii), (iii) or (iv).

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

                  (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                           [SIGNATURE PAGE TO FOLLOW]

              [SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                     TRANSPORT CORPORATION OF AMERICA, INC.


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     SHAREHOLDERS:


                                     -------------------------------------------
                                     Jon L. Miller


                                     -------------------------------------------
                                     William I. Hagen


                                     -------------------------------------------
                                     Michael D. Kandris


                                     THE MITCHELL A. MILLER TRUST CREATED
                                     UNDER AGREEMENT DATED AUGUST 24, 1994


                                     By:
                                         ---------------------------------------
                                         Jon L. Miller
                                         Its Trustee


                                     THE WILLIAM M. HAGEN TRUST CREATED UNDER
                                     AGREEMENT DATED APRIL 15, 1998


                                     By:
                                         ---------------------------------------
                                         William I. Hagen
                                         Its Trustee

                                     THE WILLIAM M. HAGEN QSST TRUST CREATED
                                     UNDER AGREEMENT DATED DECEMBER 30, 1994


                                     By:
                                         ---------------------------------------
                                         Wayne L. Czeh
                                         Its Trustee


                                     THE SUSAN L. MILLER QSST TRUST CREATED
                                     UNDER AGREEMENT DATED DECEMBER 30, 1994.

                                     By:
                                         ---------------------------------------
                                         Vivian Y. Miller
                                         Its Trustee


                                     THE SALLY MILLER BROTEN QSST TRUST
                                     CREATED UNDER AGREEMENT DATED
                                     DECEMBER 30, 1994


                                     By:
                                         ---------------------------------------
                                         Vivian Y. Miller
                                         Its Trustee


                                     THE LISA D. BLEDSOE QSST TRUST CREATED
                                     UNDER AGREEMENT DATED DECEMBER 30, 1994


                                     By:
                                         ---------------------------------------
                                         Vivian Y. Miller
                                         Its Trustee


                                     THE MICHAEL J. MILLER QSST TRUST CREATED
                                     UNDER AGREEMENT DATED DECEMBER 30, 1994.


                                     By:
                                         ---------------------------------------
                                         Vivian Y. Miller
                                         Its Trustee

                                     THE MITCHELL A. MILLER QSST TRUST CREATED
                                     UNDER AGREEMENT DATED DECEMBER 30, 1994


                                     By:
                                         ---------------------------------------
                                         Vivian Y. Miller
                                         Its Trustee


                                     THE LORI ANN HAGEN MINARD QSST TRUST
                                     CREATED UNDER AGREEMENT DATED
                                     DECEMBER 30, 1994

                                     By:
                                         ---------------------------------------
                                         Wayne L. Czeh
                                         Its Trustee

                                   SCHEDULE 1

                                  Shareholders

Jon L. Miller
William I. Hagen
Michael D. Kandris
The Mitchell A. Miller Trust Created under Agreement Dated August 24, 1994
The William M. Hagen Trust Created under Agreement Dated April 15, 1998
The William M. Hagen QSST Trust Created under Agreement Dated December 30, 1994 The Susan L. Miller QSST Trust Created under Agreement Dated December 30, 1994 The Sally Miller Broten QSST Trust Created under Agreement Dated December 30,
     1994
The Lisa D. Bledsoe QSST Trust Created under Agreement Dated December 30, 1994 The Michael J. Miller QSST Trust Created under Agreement Dated December 30, 1994 The Mitchell A. Miller QSST Trust Created under Agreement Dated December 30,
     1994
The Lori Ann Hagen Minard QSST Trust Created under the Agreement Dated December
     30, 1994